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                                    Exhibit 4

                           RURAL CELLULAR CORPORATION
                             REGISTRATION AGREEMENT

                  THIS REGISTRATION AGREEMENT is made as of April 3, 2000, between Rural Cellular Corporation, a Minnesota corporation (the "COMPANY"), and the Investors listed on the SCHEDULE OF INVESTORS attached hereto.

                  The parties to this Agreement are parties to a Preferred Stock Purchase Agreement of even date herewith (the "PURCHASE AGREEMENT"). In order to induce the Investors to enter into the Purchase Agreement, the Company has agreed to provide the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the Closing under the Purchase Agreement. Unless otherwise provided in this Agreement, capitalized terms used herein shall have the meanings set forth in paragraph 8 hereof.

                  The parties hereto agree as follows:

                  1.       DEMAND REGISTRATIONS.

                  1A. REQUESTS FOR REGISTRATION. At any time after the third anniversary of the Closing under the Purchase Agreement, the holders of a majority of the Registrable Securities then outstanding may request up to three registrations under the Securities Act of all or any portion of their Registrable Securities on Form S-1 or any similar long-form registration as the Company may elect ("LONG-FORM REGISTRATIONS"), and the holders of at least one-third of the Registrable Securities then outstanding may request registration under the Securities Act of all or any portion of their Registrable Securities on Form S-3 or any similar short-form registration as the Company may elect ("SHORT-FORM REGISTRATIONS"), if available; PROVIDED THAT the aggregate offering value of the Registrable Securities requested to be registered in any registration under this paragraph 1(a) (any "DEMAND REGISTRATION") must equal at least $25 million in any Long-Form Registration and at least $5 million in any Short-Form Registration.

                  All requests for Demand Registrations shall be made by giving written notice thereof to the Company (a "DEMAND NOTICE"). Each Demand Notice shall specify the number of Registrable Securities requested to be registered. Within ten business days after receipt of any Demand Notice, the Company shall give written notice of such requested registration to all other holders of Registrable Securities and, subject to the terms of paragraph 1(e) hereof, shall include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 15 business days after the delivery of the Company's notice in accordance with
Section 10(k) hereof.

                  1B. DEMAND EXPENSES. The Registration Expenses (as defined in
Section 5(a) hereof) in all Demand Registrations shall be paid by the Company.

                  1C. LONG-FORM REGISTRATIONS. A registration shall not count as one of the permitted Long-Form Registrations until it has become effective; PROVIDED THAT in any event the Company shall pay all Registration Expenses in connection with any registration initiated as a Demand Registration whether or not it has become effective and whether or not such registration has counted as one of the permitted Long-Form Registrations, but solely to the extent provided in Section 5(b) below. All Long-Form Registrations shall be underwritten registrations unless otherwise requested by the holders of a majority of the Registrable Securities included in the applicable Long- Form Registration.

                  1D. SHORT-FORM REGISTRATIONS. Demand Registrations shall be Short-Form Registrations whenever the Company is permitted to use any applicable short form and if the managing underwriters (if any) agree to the use of a Short-Form Registration, and the Company shall use commercially reasonable efforts to make Short-Form Registrations on Form S-3 available for the sale of Registrable Securities. The holders of a majority of the Registrable Securities then outstanding may, in connection with any Demand Registration requested by such holders that is a Short-Form Registration, require the Company to file such Short-Form Registration with the Securities and Exchange Commission in accordance with and pursuant to Rule 415 promulgated under the Securities Act (or any successor rule then in effect) (a "SHELF REGISTRATION").

                  1E. PRIORITY ON DEMAND REGISTRATIONS. The Company shall not include in any Demand Registration any securities which are not Registrable Securities without the prior written consent of the holders of a majority of the Registrable Securities included in such registration. If a Demand Registration is an underwritten offering and the managing underwriters advise the Company in writing that in their opinion the number of Registrable Securities and, if permitted hereunder, other securities requested to be included in such offering exceeds the number of Registrable Securities and other securities, if any, which can be sold in an orderly manner in such offering within


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a price range acceptable to the holders of a majority of the Registrable
Securities requested to be included in such offering, the Company shall include in such registration prior to the inclusion of any securities which are not Registrable Securities the number of Registrable Securities requested to be included which in the opinion of such underwriters can be sold in an orderly manner within the price range of such offering, pro rata among the respective holders thereof on the basis of the amount of Registrable Securities owned by each such holder.

                  1F. RESTRICTIONS ON DEMAND REGISTRATIONS. The Company shall not be obligated to effect any Demand Registration within 365 days after the effective date of a previous Demand Registration or a previous registration in which the holders of Registrable Securities were given piggyback rights pursuant to paragraph 2 and in which such holders were able to register and sell at least 80% of the Registrable Securities requested to be included therein.

                  The Company may postpone for up to 180 days the filing or the effectiveness of a registration statement for a Demand Registration if the Company's board of directors determines in its reasonable good faith judgment that such Demand Registration could reasonably be expected to have a material adverse effect on any activities, operations or prospects of the Company or any of its Subsidiaries (whether or not in the ordinary course of business); PROVIDED THAT in such event, the holders of Registrable Securities initially requesting such Demand Registration shall be entitled to withdraw such request and, if such request is withdrawn, such Demand Registration shall not count as one of the permitted Long-Form Registrations hereunder and the Company shall pay all Registration Expenses in connection with such registration. The Company may delay a Demand Registration hereunder only once in any twelve-month period.

                  1G. SELECTION OF UNDERWRITERS. The holders of a majority of the Registrable Securities included in any Demand Registration shall have the right to select the investment banker(s) and manager(s) to administer the offering, subject to the Company's approval which shall not be unreasonably withheld or delayed.

                  1H. OTHER REGISTRATION RIGHTS. The Company represents and warrants that it is not a party to, or otherwise subject to, any other agreement granting registration rights to any other Person with respect to any securities of the Company, except as set forth on the attached SCHEDULE OF OTHER REGISTRATION RIGHTS. Except as provided in this Agreement, the Company shall not grant to any Person the right to request the Company to register any equity securities of the Company, or any securities convertible or exchangeable into or exercisable for such securities, without the prior written consent of the holders of a majority of the Registrable Securities; PROVIDED THAT the Company may grant rights to other Persons to (i) participate in Piggyback Registrations so long as such rights are subordinate to or pari passu with the rights of the holders of Registrable Securities with respect to such Piggyback Registrations as provided in paragraphs 2(c) and 2(d) below and (ii) request registrations so long as the holders of Registrable Securities are entitled to participate in any such registrations in the manner described in Section 2 below. Any securities (other than Registrable Securities) as to which the Company has granted contractual registration rights shall be referred to as "OTHER SECURITIES."

                  2.       PIGGYBACK REGISTRATIONS.

                  2A. RIGHT TO PIGGYBACK. Whenever the Company proposes to register any of its equity securities under the Securities Act other than pursuant to a Demand Registration and the registration form to be used may be used for the registration of Registrable Securities and is not in Form S-4 or S-8 or a successor form (a "PIGGYBACK REGISTRATION"), the Company shall give prompt written notice to all holders of Registrable Securities of its intention to effect such a registration and, subject to the terms of paragraphs 2(c) and 2(d) hereof, shall include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 20 days after the receipt of the Company's notice.

                  2B. PIGGYBACK EXPENSES. The Registration Expenses in all Piggyback Registrations shall be paid by the Company.

                  2C. PRIORITY ON PRIMARY REGISTRATIONS. If a Piggyback Registration is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to the Company, the Company shall include in such registration (i) first, the securities the Company proposes to sell, and
(ii) second, the Registrable Securities requested to be included in such registration and the Other Securities requested to be included in such registration, pro rata among the holders of any such securities on the basis of the number of shares requested to be included therein by each such holder.


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                  2D. PRIORITY ON SECONDARY REGISTRATIONS. If a Piggyback
Registration is an underwritten secondary registration on behalf of holders of the Company's securities, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to the holders initially requesting such registration, the Company shall include in such registration (i) first, the securities requested to be included therein by the holders requesting such registration, and (ii) second, the Registrable Securities requested to be included in such registration and the Other Securities requested to be included in such registration, pro rata among the holders of any such securities on the basis of the number of shares requested to be included therein by each such holder.

                  2E. SELECTION OF UNDERWRITERS. If any Piggyback Registration is an underwritten offering, the selection of investment banker(s) and manager(s) for the offering shall be made by the Company after consulting in good faith with the holders of a majority of the Registrable Securities included in such Piggyback Registration.

                  2F. OTHER REGISTRATIONS. If the Company has previously filed a registration statement with respect to Registrable Securities pursuant to paragraph 1 or pursuant to this paragraph 2, and if such previous registration has not been withdrawn or abandoned, the Company shall not file or cause to be effected any other registration of any of its equity securities or securities convertible or exchangeable into or exercisable for its equity securities under the Securities Act (except on Form S-4, Form S-8 or any successor form), whether on its own behalf or at the request of any holder or holders of such securities, until a period of at least 90 days has elapsed from the effective date of such previous registration.

                  3.       HOLDBACK AGREEMENTS.

                  3A. HOLDERS OF REGISTRABLE SECURITIES. Each holder of Registrable Securities shall not effect any public sale or distribution (including sales pursuant to Rule 144 promulgated under the Securities Act) of equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, during (i) with respect to any underwritten Demand Registration or any underwritten Piggyback Registration in which Registrable Securities are included, the seven days prior to and the 90-day period beginning on the effective date of such registration and (ii) upon notice from the Company of the commencement of an underwritten distribution in connection with any Shelf Registration, the seven days prior to and the 90-day period beginning on the date of commencement of such distribution, in each case except as part of such underwritten registration and in each case unless the underwriters managing the registered public offering otherwise agree.

                  3B. The Company (i) shall not effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities (except pursuant to registration on Form S-4, Form S-8 or any successor form), during (A) with respect to any underwritten Demand Registration or any underwritten Piggyback Registration in which Registrable Securities are included, the seven days prior to and the 90-day period beginning on the effective date of such registration and (B) upon notice from any holder(s) of Registrable Securities subject to a Shelf Registration that such holder(s) intend to effect a distribution of Registrable Securities pursuant to such Shelf Registration (upon receipt of which, the Company will promptly notify all other holders of Registrable Securities of the date of commencement of such distribution), the seven days prior to and the 90-day period beginning on the date of commencement of such distribution and
(ii) shall cause each holder of its Common Stock, or any securities convertible into or exchangeable or exercisable for Common Stock, purchased from the Company at any time after the date of this Agreement (other than in a registered public offering or pursuant to Rule 144 or pursuant to equity subscription agreements, stock option agreements, stock appreciation rights, phantom stock plans or similar rights or plans in effect on the date of this Agreement) to agree not to effect any public sale or distribution (including sales pursuant to Rule 144) of any such securities during such period, in each case except as part of such underwritten registration and in each case unless the underwriters managing the registered public offering otherwise agree.

                  4. REGISTRATION PROCEDURES. Whenever the holders of Registrable Securities have requested that any Registrable Securities be registered pursuant to this Agreement, the Company shall use commercially reasonable efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company shall as expeditiously as practicable:

                  4A. prepare and file with the Securities and Exchange Commission a registration statement with respect to such Registrable Securities and use commercially reasonable efforts to


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cause such registration statement to become effective (PROVIDED THAT before filing a registration statement or prospectus or any amendments or supplements thereto, the Company shall furnish to the counsel selected by the holders of a majority of the Registrable Securities covered by such registration statement copies of all such documents proposed to be filed, and the Company shall in good faith consider any comments of such counsel);

                  4B. notify each holder of Registrable Securities of the effectiveness of each registration statement filed hereunder and prepare and file with the Securities and Exchange Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than 90 days (or, in the case of a Shelf Registration, a period ending on the earlier of (i) the date on which all Registrable Securities have been sold pursuant to the Shelf Registration or have otherwise ceased to be Registrable Securities and (ii) the second anniversary of the effective date of such Shelf Registration) and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

                  4C. furnish to each seller of Registrable Securities such number of copies of the prospectus included in such registration statement (including each preliminary prospectus), each amendment and supplement thereto and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

                  4D. use commercially reasonable efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests and to do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller (PROVIDED THAT the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction);

                  4E. notify each seller of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such seller, the Company shall prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

                  4F. cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed and, if not so listed, to be listed on the NASD automated quotation system and, if listed on the NASD automated quotation system, use commercially reasonable efforts to secure designation of all such Registrable Securities covered by such registration statement as a NASDAQ "national market system security" within the meaning of Rule 11Aa2-1 of the Securities and Exchange Commission or, failing that, to secure NASDAQ authorization for such Registrable Securities and, without limiting the generality of the foregoing, to arrange for at least two market makers to register as such with respect to such Registrable Securities with the NASD;

                  4G. provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

                  4H. enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions as the holders of a majority of the Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including preparing for and participating in such number of "road shows" as the underwriters managing such offering may reasonably request);

                  4I. make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;


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                  4J. otherwise use its best efforts to comply with all
applicable rules and regulations of the Securities and Exchange Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the Company's first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

                  4K. permit any holder of Registrable Securities which holder, in its sole and exclusive judgment, might be deemed to be an underwriter or a controlling person of the Company, to participate in the preparation of such registration or comparable statement and to require the insertion therein of material, furnished to the Company in writing, which in the reasonable judgment of such holder and its counsel should be included; PROVIDED THAT such holder shall indemnify and hold harmless the Company from any liability arising from the inclusion of such material or the receiving or incurring thereof in the manner and on the term set forth in Section 6(b);

                  4L. in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any common stock included in such registration statement for sale in any jurisdiction, the Company shall use commercially reasonable efforts promptly to obtain the withdrawal of such order;

                  4M. use commercially reasonable efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the sellers thereof to consummate the disposition of such Registrable Securities; and

                  4N. in the case of an underwritten offering, and if required by the underwriting agreement with respect thereto, obtain a cold comfort letter from the Company's independent public accountant in the form and covering such matters as may be required by such underwriting agreement.

                  5.       REGISTRATION EXPENSES.

                  5A. All expenses incident to the Company's performance of or compliance with this Agreement, including without limitation all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, fees and disbursements of custodians, and fees and disbursements of counsel for the Company (but except as provided in paragraph (b) not fees and disbursements of counsel for any holder of Registrable Securities) and all independent certified public accountants (excluding costs of accountants retained to conduct any special audits required in connection with a Demand Registration), underwriters (excluding discounts and commissions) and other Persons retained by the Company (all such expenses being herein called "REGISTRATION EXPENSES"), shall be borne by the Company as provided in this Agreement, except that the Company shall, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed or on the NASD automated quotation system.

                  5B. In connection with (i) each registration initiated as a Long-Form Registration (whether or not such registration is declared effective or counts as one of the permitted Long-Form Registrations) until the Company has consummated a Demand Registration that counts as one of the permitted Long-Form Registrations hereunder and (ii) the first Demand Registration the Company consummates that counts as one of the permitted Long-Form Registrations hereunder, the Company shall reimburse the holders of Registrable Securities included in such registration for the reasonable fees and disbursements of one counsel chosen by the holders of a majority of the Registrable Securities included in such registration. Notwithstanding the foregoing, the Company shall not be required to reimburse the holders of Registrable Securities for any fees or disbursements of counsel with respect to any registration terminated by the holders due to unacceptable pricing or underwriter cutbacks.

                  5C. To the extent any expenses relating to a registration hereunder are not required to be paid by the Company, each holder of securities included in any registration hereunder shall pay those expenses allocable to the registration of such holder's securities so included, and any expenses not so allocable shall be borne by all sellers of securities included in such registration in proportion to the aggregate selling price of the securities to be so registered.


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                  5D. Any obligation to pay Registration Expenses or other
expenses provided for in this Agreement shall survive the termination of the rights of any particular holder of Registrable Securities and the termination of this Agreement.

                  6.       INDEMNIFICATION.

                  6A. The Company agrees to indemnify, to the extent permitted by law, each holder of Registrable Securities, its officers, directors, employees, agents, Affiliates and each Person who controls such holder (within the meaning of the Securities Act and the Securities Exchange Act) against all losses, claims, damages, liabilities and expenses caused by any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such holder expressly for use therein or by such holder's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished such holder with such number of copies of the same as was previously requested by such holder. In connection with an underwritten offering, the Company shall indemnify such underwriters, their officers, directors, employees, agents and each Person who controls such underwriters (within the meaning of the Securities Act and the Securities Exchange Act) to substantially the same extent as provided above with respect to the indemnification of the holders of Registrable Securities.

                  6B. In connection with any registration statement in which a holder of Registrable Securities is participating, each such holder shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, shall indemnify the Company, its directors, officers, employees, agents, Affiliates and each Person who controls the Company (within the meaning of the Securities Act and the Securities Exchange Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such holder; PROVIDED THAT the obligation to indemnify shall be individual and ratable, not joint and several, for each holder and shall be limited to the net amount of proceeds received by such holder from the sale of Registrable Securities pursuant to such registration statement.

                  6C. Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any Person's right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

                  6D. The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director, employee, agent, Affiliate or controlling Person of such indemnified party and shall survive the transfer of securities, the termination of the rights of any particular holder of Registrable Securities and the termination of this Agreement. The Company also agrees to make such provisions, as are reasonably requested by any indemnified party, for contribution to such party in the event the Company's indemnification is unavailable for any reason.

                  7. PARTICIPATION IN UNDERWRITTEN REGISTRATIONS. No Person may participate in any registration hereunder that is underwritten unless such Person (i) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements; PROVIDED THAT no holder of Registrable Securities included


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in any underwritten registration shall be required to make any representations or warranties to the Company or the underwriters (other than representations and warranties regarding such holder, such holder's title to the securities and such holder's intended method of distribution) or to undertake any indemnification obligations to the Company or the underwriters with respect thereto, except as otherwise provided in paragraph 6 hereof.

                  8.       DEFINITIONS.

                  8A. "REGISTRABLE SECURITIES" means (i) any Class A Common Stock issued upon the conversion of any Preferred Stock issued pursuant to the Purchase Agreement and (ii) any Class A Common Stock or other Common Stock issued or issuable with respect to any Registrable Securities by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when they have been sold, transferred or otherwise disposed of pursuant to an offering registered under the Securities Act, through a broker, dealer or market maker in compliance with Rule 144 under the Securities Act (or any similar rule then in force) or repurchased by the Company or any Subsidiary. For purposes of this Agreement, including exercising any rights or meeting any threshold tests hereunder, a Person shall be deemed to hold any Registrable Securities issuable upon conversion of any Preferred Stock on an as-if-converted basis, and such Registrable Securities shall be deemed to be in existence without taking into account any restriction or limitation on the conversion thereof.

                  8B. Unless otherwise stated, other capitalized terms contained herein have the meanings set forth in the Purchase Agreement.

                  9. TERMINATION. Except as otherwise provided herein, the rights granted to any particular holder of Registrable Securities herein shall terminate whenever such holder and any Affiliate with which it must aggregate its Registrable Securities for purposes of Rule 144 promulgated under the Securities Act may sell all of their Registrable Securities during a single three-month period pursuant to the provisions of Rule 144. Except as otherwise provided herein, this Agreement shall terminate at such time as no holder of Registrable Securities has any rights hereunder.

                  10.      MISCELLANEOUS.

                  10A. NO INCONSISTENT AGREEMENTS. The Company shall not hereafter enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to the holders of Registrable Securities in this Agreement.

                  10B. CURRENT PUBLIC INFORMATION. The Company shall file all reports required to be filed by it under the Securities Act and the Securities Exchange Act and the rules and regulations adopted by the Securities and Exchange Commission thereunder and shall take such further action as any holder or holders of Registrable Securities may reasonably request, all to the extent required to enable such holders to sell Registrable Securities pursuant to Rule 144 adopted by the Securities and Exchange Commission under the Securities Act (as such rule may be amended from time to time) or any similar rule or regulation hereafter adopted by the Securities and Exchange Commission. Upon request, the Company shall deliver to any holder of Registrable Securities a written statement as to whether it has complied with such requirements. The Company shall at all times cause the Class A Common Stock into which the Preferred Stock is convertible to be listed on one or more of the New York Stock Exchange, the American Stock Exchange or the NASDAQ National Market System.

                  10C. ADJUSTMENTS AFFECTING REGISTRABLE SECURITIES. Except for actions taken by the Company or its board of directors in the exercise of their fiduciary duties and prudent business judgment, the Company shall not take any action, or permit any change to occur, with respect to its securities which would materially and adversely affect the ability of the holders of Registrable Securities to include such Registrable Securities in a registration undertaken pursuant to this Agreement or which would materially and adversely affect the marketability of such Registrable Securities in any such registration (including, without limitation, effecting a stock split or a combination of shares).

                  10D. REMEDIES. Any Person having rights under any provision of this Agreement shall be entitled to enforce such rights specifically to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that, in addition to any other rights and remedies existing in its favor, any party shall be entitled to specific performance and/or other injunctive relief from any court of law or equity of competent jurisdiction (without posting any bond or other security) in order to enforce or prevent violation of the provisions of this Agreement.

                  10E. CONSENT TO AMENDMENTS. Except as otherwise expressly provided herein, the provisions of this Agreement may be amended or modified and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the holders of a majority of the Registrable Securities outstanding at the time the amendment or waiver becomes effective; PROVIDED THAT if any such amendment, modification or waiver would adversely affect any holder of Registrable Securities relative to the holders of Registrable Securities voting in favor of such amendment, modification, or waiver, such amendment, modification or waiver shall also require the written consent of the holders of a majority of the outstanding Registrable Securities held by all holders so adversely affected; PROVIDED FURTHER that if any such amendment, modification or waiver is to a provision in this Agreement that requires a specific vote to take an action thereunder or to take an action with respect to the matters described therein, such amendment, modification or waiver shall not be effective unless such vote is obtained with respect to such amendment, modification or waiver. No other course of dealing between the Company and the holder of any Registrable Securities or any delay in exercising any rights hereunder shall operate as a waiver of any rights of any such holders. For purposes of this Agreement, Registrable Securities held by the Company or any Subsidiaries shall not be deemed to be outstanding.

                  10F. SUCCESSORS AND ASSIGNS. All covenants and agreements in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. In addition, whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of purchasers or holders of Registrable Securities are also for the benefit of, and enforceable by, any subsequent holder of Registrable Securities. Notwithstanding the foregoing, the registration rights granted to the Investors pursuant to this Agreement may be transferred to a party that is not an Affiliate of such Investor only if (i) as a result of such transfer such party and its Affiliates acquire at least 25% of the Registrable Securities held by such Investor as of the date hereof, (ii) the transfer of the Registrable Securities complies with all restrictions on the transfer of such securities found in the Purchase Agreement and any other agreement contemplated thereby and (iii) the Investor provides written notice to the Company of such assignment no less than ten business days prior to the transfer of the Registrable Securities.

                  10G. SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

                  10H. COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

                  10I. DESCRIPTIVE HEADINGS. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. Whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns, pronouns, and verbs shall include the plural and vice versa. Reference to any agreement, document, certificate, or instrument means such agreement, document, certificate or instrument as the same is amended, waived or otherwise modified from time to time in accordance with the terms thereof and, if applicable, hereof. Except as otherwise provided in this Agreement, words such as "herein," "hereunder," "hereof" and the like shall be deemed to refer to this Agreement as a whole and not to any particular document or article, Section, paragraph or other portion of a document. The use of the words "include" or "including" in this Agreement shall be by way of example rather than by limitation. The use of the words "or," "either" or "any" shall not be exclusive.

                  10J. GOVERNING LAW. The corporate law of the State of Minnesota shall govern all issues and questions concerning the relative rights of the Company and its stockholders. All other issues and questions concerning the construction, validity, interpretation and enforcement of this Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

                  10K. NOTICES. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient, telecopied to the recipient (with hard copy sent by overnight courier in the manner provided hereunder) if sent prior to 4:00 p.m. New York time on a business day (and otherwise, on the immediately succeeding business day), one business day after being sent to the recipient by reputable overnight courier service (charges prepaid) or three business days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications shall be sent to each Investor at the address indicated on the SCHEDULE OF INVESTORS and to the Company at the address indicated below:

                           Rural Cellular Corporation
                           3905 Dakota Street SW
                           Alexandria, Minnesota 56308
                           Attention: chief executive officer
                           Telephone:  (320) 762-2000
                           Telecopy:  (320) 808-2120

                           WITH COPIES TO:

                           Moss & Barnett
                           4800 Norwest Center
                           90 South 7th Street
                           Minneapolis, Minnesota 55402-4129
                           Attention: Richard Kelber, Esq.
                           Telephone: (612) 347-0300
                           Telecopy: (612) 339-6686

                           and

                           Mayer Brown & Platt
                           1675 Broadway
                           New York, New York 10019
                           Attention: Mark S. Wojciechowski, Esq.
                           Telephone: (212) 506-2500
                           Telecopy: (212) 262-1910

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

                  10L. BUSINESS DAYS. If any time period for giving notice or taking action hereunder expires on a day which is a Saturday, Sunday or legal holiday in the State of Minnesota or the jurisdiction in which the Company's principal office is located, the time period shall automatically be extended to the business day immediately following such Saturday, Sunday or legal holiday.

                  10M. DELIVERY BY FACSIMILE. This Agreement, the agreements referred to herein and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall reexecute originals forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.

                                    * * * * *

                  IN WITNESS WHEREOF, the parties have executed this Registration Agreement as of the date first written above.

THE COMPANY:                 RURAL CELLULAR CORPORATION

                             By:           /s/
                                 ---------------------------------------------

                             Name:  Wesley E. Schultz
                                 ---------------------------------------------

                             Its:   Senior Vice President and CFO
                                 ---------------------------------------------

INVESTORS:                   MADISON DEARBORN CAPITAL
                             PARTNERS III, L.P.

                             By Madison Dearborn Partners III, L.P.,
                                  its General Partner

                             By Madison Dearborn Partners, LLC,
                                  its General Partner

                             By:           /s/
                                 ---------------------------------------------

                             Name:  Paul J. Finnegan
                                 ---------------------------------------------
                                  Its Managing Director

                             MADISON DEARBORN SPECIAL
                             EQUITY III, L.P.

                             By Madison Dearborn Partners III, L.P.,
                                  its General Partner

                             By Madison Dearborn Partners, LLC,
                                  its General Partner

                             By:           /s/
                                 ---------------------------------------------

                             Name:  Paul J. Finnegan
                                 ---------------------------------------------
                                  Its Managing Director

                             SPECIAL ADVISORS FUND I, LLC

                             By Madison Dearborn Partners III, L.P.,
                                  its Manager

                             By Madison Dearborn Partners, LLC,
                                  its General Partner

                             By:           /s/
                                 ---------------------------------------------

                             Name:  Paul J. Finnegan
                                 ---------------------------------------------
                                  Its Managing Director

                             BOSTON VENTURES LIMITED
                             PARTNERSHIP V

                             By Boston Ventures Company V, L.L.C.
                                  its General Partner

                             By:           /s/
                                 ---------------------------------------------

                             Name:  Anthony J. Bolland
                                 ---------------------------------------------

                             Its:   Managing Director
                                 ---------------------------------------------

           (Continuation of Signature Page to Registration Agreement)

                             TORONTO DOMINION INVESTMENTS,
                             INC.

                             By:          /s/
                                 ---------------------------------------------

                             Name:  Martha L. Gariepy
                                 ---------------------------------------------
                                  Its Vice President

           (Continuation of Signature Page to Registration Agreement)

                              SCHEDULE OF INVESTORS

NAME AND ADDRESS

Madison Dearborn Capital Partners III, L.P.
Three First National Plaza, Suite 3800
Chicago, Illinois 60670
Attention:  Paul J. Finnegan
            James H. Kirby
Telephone:  (312) 895-1000
Telecopy:   (312) 895-1001

Madison Dearborn Special Equity III, L.P.
Three First National Plaza, Suite 3800
Chicago, Illinois 60670
Attention:  Paul J. Finnegan
            James H. Kirby
Telephone:  (312) 895-1000
Telecopy:   (312) 895-1001

Special Advisors Fund I, L.P.
Three First National Plaza, Suite 3800
Chicago, Illinois 60670
Attention:  Paul J. Finnegan
            James H. Kirby
Telephone:  (312) 895-1000
Telecopy:  (312) 895-1001

EACH WITH A COPY TO:

Kirkland & Ellis
200 East Randolph Drive, Suite 5400
Chicago, Illinois 60601
Attention: Edward T. Swan
Telephone: (312) 861-2000
Telecopy:  (312) 861-2200

Boston Ventures Limited Partnership V
One Federal Street
Boston, MA 02110
Attention: John Hunt
Telephone: (617) 350-1599
Telecopy:  (617) 350-1574

TD Investments Inc.
909 Fannin, Suite 1700
Houston, TX 77010
Attention: Martha Gariepy
Telephone: (713) 652-8225
Telecopy:  (713) 652-2647

WITH A COPY TO:

TD Capital
31 West 52nd Street
New York, NY 10019-6101
Attention:  Chris Shipman
Telephone:  (212) 827-7733
Telecopy:   (212) 974-8429

                      SCHEDULE OF OTHER REGISTRATION RIGHTS

Registration rights granted to Telephone & Data Systems, Inc. pursuant to that certain Registration Rights Agreement, dated as of March 31, 2000, by and between Rural Cellular Corporation, a Minnesota corporation, and Telephone & Data Systems, Inc., a Delaware corporation.